UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 16, 2018, Delek Logistics Partners, LP (the “Partnership”) and Green Plains Partners, LP (“GPP”) entered into a Letter of Intent, and the Partnership and a wholly-owned subsidiary of GPP entered into a Limited Liability Company Agreement, each with respect to a 50/50 joint venture company, DKGP Energy Terminals LLC (“DKGP”), newly formed to engage in a proposed light products terminalling business.

In addition, on February 16, 2018, DKGP entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with a subsidiary of American Midstream Partners, LP (“AMID”) providing for DKGP’s purchase, subject to customary closing conditions and regulatory approvals, of the entire membership interest of a limited liability company affiliate of AMID that, through its subsidiaries, owns light product terminals located in Caddo Mills, Texas and North Little Rock, Arkansas, for a cash purchase price of $138.5 million, subject to working capital and other adjustments.  The Partnership and GPP concurrently executed a parent guaranty agreement in which each of them guarantees its respective 50% share of the obligations of DKGP under the Purchase Agreement and related transaction documents.

For further information concerning the DKGP joint venture, see the joint press release of the Partnership and GPP, dated February 20, 2018, attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

99.1Press release, dated February 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Kevin Kremke
Name: Kevin Kremke
Title: EVP / Chief Financial Officer